Filed Pursuant to Rule 433

Registration No. 333-133809

Registration No. 333-133809-05

$750,000,000

World Omni Auto Receivables Trust 2008-B

Issuing Entity

$186,000,000 Class A-1 Asset Backed Notes, Series 2008-B

$240,000,000 Class A-2 Asset Backed Notes, Series 2008-B

$199,000,000 Class A-3 Asset Backed Notes, Series 2008-B

$125,000,000 Class A-4 Asset Backed Notes, Series 2008-B

World Omni Auto Receivables LLC

Depositor

World Omni Financial Corp.

Servicer and Sponsor

Additional Information Statement, dated July 23, 2008

to

Prospectus Supplement, dated July 21, 2008 (subject to completion)

to

Prospectus, dated July 21, 2008

This Additional Information Statement should be read in conjunction with the Prospectus Supplement, dated July 21, 2008 (subject to completion), and the Prospectus, dated July 21, 2008.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Additional Information Statement or the Prospectus Supplement or the Prospectus and truthful or complete. Any representation to the contrary is a criminal offense.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 503-4611.

Joint Bookrunners of the Class A Notes

Barclays Capital	Deutsche Bank Securities

Co-Managers of the Class A Notes

Banc of America Securities LLC
Credit Suisse
Mitsubishi UFJ Securities
Wachovia Securities

The principal amount of the Class A-1 Notes and the Class B Notes and the final scheduled payment date of the Class A-1 Notes, the Class A-4 Notes and the Class B notes have not changed from the principal amounts and final scheduled payment dates for such notes shown in the Prospectus Supplement referenced above. Such principal amounts and final scheduled payment dates are included in this Additional Information Statement for reference.

The information in the Prospectus Supplement referenced above on the pages and in the sections identified below is hereby updated as follows:

FRONT COVER PAGE:

•	The total initial principal amount of each class of Notes indicated under the Issuing Entity’s name on the front cover page should read:

$186,000,000 Class A-1 Asset Backed Notes, Series 2008-B

$240,000,000 Class A-2 Asset Backed Notes, Series 2008-B

$199,000,000 Class A-3 Asset Backed Notes, Series 2008-B

$125,000,000 Class A-4 Asset Backed Notes, Series 2008-B

•	The row titled “Principal Amount” in the table should read:

	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
Principal Amount	$186,000,000	$240,000,000	$199,000,000	$125,000,000

•	The row titled “Final Scheduled Payment Date” in the table should read:

	Class A-1 Notes	Class A-2a Notes	Class A-2b Notes	Class A-3a Notes	Class A-3b Notes	Class A-4a Notes	Class A-4b Notes
Final Scheduled Payment Date	August 17, 2009	September 15, 2011	September 15, 2011	April 15, 2013	April 15, 2013	April 15, 2014	April 15, 2014

SUMMARY OF TERMS:

•	The first paragraph under “Summary of Terms—The Notes” should read:

World Omni Auto Receivables Trust 2008-B will issue the following notes:

Class A-1       % Asset-Backed Notes in the aggregate original principal amount of $186,000,000;

Class A-2 Asset-Backed Notes in the aggregate original principal amount of $240,000,000, comprised of $             Class A-2a       % Asset-Backed Notes and $             Class A-2b Floating Rate Asset-Backed Notes;

Class A-3 Asset-Backed Notes in the aggregate original principal amount of $199,000,000, comprised of $             Class A-3a       % Asset-Backed Notes and $             Class A-3b Floating Rate Asset-Backed Notes;

Class A-4 Asset-Backed Notes in the aggregate original principal amount of $125,000,000, comprised of $       Class A-4a       % Asset-Backed Notes and $       Class A-4b Floating Rate Asset-Backed Notes; and

Class B       % Asset-Backed Notes in the aggregate original principal amount of $57,851,000.

•	The second paragraph under “Summary of Terms—The Notes-Payment Dates” should read:

The final scheduled payment date for each class of notes is listed below. The issuing entity expects that each class of notes will be paid in full prior to its final scheduled payment date.

Class A-1 Notes	August 17, 2009
Class A-2 Notes	September 15, 2011
Class A-3 Notes	April 15, 2013
Class A-4 Notes	April 15, 2014
Class B Notes	January 15, 2016

THE TRUST:

•	The second table under “The Trust–Capitalization of the Trust” should read:

The following table illustrates the expected liabilities of the trust as of the closing date:

Class A-1 Notes	$186,000,000
Class A-2a Notes and Class A-2b Notes	240,000,000
Class A-3a Notes and Class A-3b Notes	199,000,000
Class A-4a Notes and Class A-4b Notes	125,000,000
Class B Notes	57,851,000

Total	$807,851,000

PREPAYMENT AND YIELD CONSIDERATIONS:

•	Clause (j) of the third paragraph under “Prepayment and Yield Considerations” should read:

the initial outstanding principal amounts of the Class A-1 Notes will be $186,000,000, of the Class A-2a Notes will be $120,000,000, of the Class A-2b Notes will be $120,000,000, of the Class A-3a Notes will be $99,500,000, of the Class A-3b Notes will be $99,500,000, of the Class A-4a Notes will be $62,500,000 and of the Class A-4b Notes will be $62,500,000.

•

The table titled “Percentage of Original Class A-1 Principal Amount at Various Absolute Prepayment Model Percentages:” following the seventh paragraph under “Prepayment and Yield Considerations” should read:

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
September 2008	89.88	87.40	84.48	75.03
October 2008	79.14	74.29	68.61	57.05
November 2008	68.46	61.35	53.13	39.95
December 2008	58.93	49.94	39.58	24.50
January 2009	49.86	38.88	26.32	9.43
February 2009	40.83	27.95	13.37	0.00
March 2009	31.83	17.16	0.71	0.00
April 2009	22.86	6.51	0.00	0.00
May 2009	13.93	0.00	0.00	0.00
June 2009	5.04	0.00	0.00	0.00
July 2009	0.00	0.00	0.00	0.00
August 2009	0.00	0.00	0.00	0.00
September 2009	0.00	0.00	0.00	0.00
October 2009	0.00	0.00	0.00	0.00
November 2009	0.00	0.00	0.00	0.00
December 2009	0.00	0.00	0.00	0.00
January 2010	0.00	0.00	0.00	0.00
February 2010	0.00	0.00	0.00	0.00
March 2010	0.00	0.00	0.00	0.00
April 2010	0.00	0.00	0.00	0.00
May 2010	0.00	0.00	0.00	0.00
June 2010	0.00	0.00	0.00	0.00
July 2010	0.00	0.00	0.00	0.00
August 2010	0.00	0.00	0.00	0.00
September 2010	0.00	0.00	0.00	0.00
October 2010	0.00	0.00	0.00	0.00
November 2010	0.00	0.00	0.00	0.00
December 2010	0.00	0.00	0.00	0.00
January 2011	0.00	0.00	0.00	0.00
February 2011	0.00	0.00	0.00	0.00
March 2011	0.00	0.00	0.00	0.00
April 2011	0.00	0.00	0.00	0.00
May 2011	0.00	0.00	0.00	0.00
June 2011	0.00	0.00	0.00	0.00
July 2011	0.00	0.00	0.00	0.00
August 2011	0.00	0.00	0.00	0.00
September 2011	0.00	0.00	0.00	0.00
October 2011	0.00	0.00	0.00	0.00
November 2011	0.00	0.00	0.00	0.00
December 2011	0.00	0.00	0.00	0.00
January 2012	0.00	0.00	0.00	0.00
February 2012	0.00	0.00	0.00	0.00
March 2012	0.00	0.00	0.00	0.00
April 2012	0.00	0.00	0.00	0.00
May 2012	0.00	0.00	0.00	0.00
June 2012	0.00	0.00	0.00	0.00
July 2012	0.00	0.00	0.00	0.00
August 2012	0.00	0.00	0.00	0.00
September 2012	0.00	0.00	0.00	0.00
October 2012	0.00	0.00	0.00	0.00
November 2012	0.00	0.00	0.00	0.00
December 2012	0.00	0.00	0.00	0.00
January 2013	0.00	0.00	0.00	0.00
February 2013	0.00	0.00	0.00	0.00
March 2013	0.00	0.00	0.00	0.00
April 2013	0.00	0.00	0.00	0.00
May 2013	0.00	0.00	0.00	0.00
June 2013	0.00	0.00	0.00	0.00
July 2013	0.00	0.00	0.00	0.00
Weighted Average Life(1)	0.51	0.43	0.36	0.30

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

•

The table titled “Percentage of Original Class A-2a and Class A-2b Principal Amount at Various Absolute Prepayment Model Percentages:” following the seventh paragraph under “Prepayment and Yield Considerations” should read:

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
September 2008	100.00	100.00	100.00	100.00
October 2008	100.00	100.00	100.00	100.00
November 2008	100.00	100.00	100.00	100.00
December 2008	100.00	100.00	100.00	100.00
January 2009	100.00	100.00	100.00	100.00
February 2009	100.00	100.00	100.00	95.92
March 2009	100.00	100.00	100.00	84.84
April 2009	100.00	100.00	90.99	74.05
May 2009	100.00	96.90	81.66	63.57
June 2009	100.00	88.87	72.57	53.39
July 2009	97.56	81.38	63.91	43.52
August 2009	91.24	73.99	55.43	33.96
September 2009	84.95	66.69	47.13	24.72
October 2009	78.68	59.48	39.02	15.79
November 2009	72.43	52.37	31.08	7.18
December 2009	66.21	45.36	23.34	0.00
January 2010	60.02	38.44	15.77	0.00
February 2010	53.85	31.62	8.40	0.00
March 2010	47.71	24.90	1.22	0.00
April 2010	41.60	18.27	0.00	0.00
May 2010	35.51	11.75	0.00	0.00
June 2010	30.42	6.08	0.00	0.00
July 2010	25.36	0.47	0.00	0.00
August 2010	20.31	0.00	0.00	0.00
September 2010	15.28	0.00	0.00	0.00
October 2010	10.28	0.00	0.00	0.00
November 2010	5.29	0.00	0.00	0.00
December 2010	0.33	0.00	0.00	0.00
January 2011	0.00	0.00	0.00	0.00
February 2011	0.00	0.00	0.00	0.00
March 2011	0.00	0.00	0.00	0.00
April 2011	0.00	0.00	0.00	0.00
May 2011	0.00	0.00	0.00	0.00
June 2011	0.00	0.00	0.00	0.00
July 2011	0.00	0.00	0.00	0.00
August 2011	0.00	0.00	0.00	0.00
September 2011	0.00	0.00	0.00	0.00
October 2011	0.00	0.00	0.00	0.00
November 2011	0.00	0.00	0.00	0.00
December 2011	0.00	0.00	0.00	0.00
January 2012	0.00	0.00	0.00	0.00
February 2012	0.00	0.00	0.00	0.00
March 2012	0.00	0.00	0.00	0.00
April 2012	0.00	0.00	0.00	0.00
May 2012	0.00	0.00	0.00	0.00
June 2012	0.00	0.00	0.00	0.00
July 2012	0.00	0.00	0.00	0.00
August 2012	0.00	0.00	0.00	0.00
September 2012	0.00	0.00	0.00	0.00
October 2012	0.00	0.00	0.00	0.00
November 2012	0.00	0.00	0.00	0.00
December 2012	0.00	0.00	0.00	0.00
January 2013	0.00	0.00	0.00	0.00
February 2013	0.00	0.00	0.00	0.00
March 2013	0.00	0.00	0.00	0.00
April 2013	0.00	0.00	0.00	0.00
May 2013	0.00	0.00	0.00	0.00
June 2013	0.00	0.00	0.00	0.00
July 2013	0.00	0.00	0.00	0.00
Weighted Average Life(1)	1.66	1.37	1.15	0.96

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

•

The table titled “Percentage of Original Class A-3a and Class A-3b Principal Amount at Various Absolute Prepayment Model Percentages:” following the seventh paragraph under “Prepayment and Yield Considerations” should read:

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
September 2008	100.00	100.00	100.00	100.00
October 2008	100.00	100.00	100.00	100.00
November 2008	100.00	100.00	100.00	100.00
December 2008	100.00	100.00	100.00	100.00
January 2009	100.00	100.00	100.00	100.00
February 2009	100.00	100.00	100.00	100.00
March 2009	100.00	100.00	100.00	100.00
April 2009	100.00	100.00	100.00	100.00
May 2009	100.00	100.00	100.00	100.00
June 2009	100.00	100.00	100.00	100.00
July 2009	100.00	100.00	100.00	100.00
August 2009	100.00	100.00	100.00	100.00
September 2009	100.00	100.00	100.00	100.00
October 2009	100.00	100.00	100.00	100.00
November 2009	100.00	100.00	100.00	100.00
December 2009	100.00	100.00	100.00	99.11
January 2010	100.00	100.00	100.00	89.78
February 2010	100.00	100.00	100.00	80.65
March 2010	100.00	100.00	100.00	71.75
April 2010	100.00	100.00	93.04	63.07
May 2010	100.00	100.00	84.84	54.61
June 2010	100.00	100.00	77.29	46.37
July 2010	100.00	100.00	69.89	38.36
August 2010	100.00	93.89	62.64	30.54
September 2010	100.00	87.31	55.56	22.73
October 2010	100.00	80.81	48.63	15.17
November 2010	100.00	74.41	41.86	7.85
December 2010	100.00	68.10	35.26	0.77
January 2011	94.43	61.88	28.71	0.00
February 2011	88.50	55.75	22.22	0.00
March 2011	82.59	49.72	15.91	0.00
April 2011	77.27	44.19	9.97	0.00
May 2011	71.98	38.74	4.17	0.00
June 2011	66.71	33.37	0.00	0.00
July 2011	61.46	27.96	0.00	0.00
August 2011	56.23	22.58	0.00	0.00
September 2011	51.03	17.28	0.00	0.00
October 2011	45.86	12.08	0.00	0.00
November 2011	40.70	6.96	0.00	0.00
December 2011	35.58	1.94	0.00	0.00
January 2012	30.43	0.00	0.00	0.00
February 2012	25.18	0.00	0.00	0.00
March 2012	19.96	0.00	0.00	0.00
April 2012	14.77	0.00	0.00	0.00
May 2012	9.61	0.00	0.00	0.00
June 2012	4.47	0.00	0.00	0.00
July 2012	0.00	0.00	0.00	0.00
August 2012	0.00	0.00	0.00	0.00
September 2012	0.00	0.00	0.00	0.00
October 2012	0.00	0.00	0.00	0.00
November 2012	0.00	0.00	0.00	0.00
December 2012	0.00	0.00	0.00	0.00
January 2013	0.00	0.00	0.00	0.00
February 2013	0.00	0.00	0.00	0.00
March 2013	0.00	0.00	0.00	0.00
April 2013	0.00	0.00	0.00	0.00
May 2013	0.00	0.00	0.00	0.00
June 2013	0.00	0.00	0.00	0.00
July 2013	0.00	0.00	0.00	0.00
Weighted Average Life(1)	3.19	2.69	2.25	1.89

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

•

The table titled “Percentage of Original Class A-4a and Class A-4b Principal Amount at Various Absolute Prepayment Model Percentages:” following the seventh paragraph under “Prepayment and Yield Considerations” should read:

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
September 2008	100.00	100.00	100.00	100.00
October 2008	100.00	100.00	100.00	100.00
November 2008	100.00	100.00	100.00	100.00
December 2008	100.00	100.00	100.00	100.00
January 2009	100.00	100.00	100.00	100.00
February 2009	100.00	100.00	100.00	100.00
March 2009	100.00	100.00	100.00	100.00
April 2009	100.00	100.00	100.00	100.00
May 2009	100.00	100.00	100.00	100.00
June 2009	100.00	100.00	100.00	100.00
July 2009	100.00	100.00	100.00	100.00
August 2009	100.00	100.00	100.00	100.00
September 2009	100.00	100.00	100.00	100.00
October 2009	100.00	100.00	100.00	100.00
November 2009	100.00	100.00	100.00	100.00
December 2009	100.00	100.00	100.00	100.00
January 2010	100.00	100.00	100.00	100.00
February 2010	100.00	100.00	100.00	100.00
March 2010	100.00	100.00	100.00	100.00
April 2010	100.00	100.00	100.00	100.00
May 2010	100.00	100.00	100.00	100.00
June 2010	100.00	100.00	100.00	100.00
July 2010	100.00	100.00	100.00	100.00
August 2010	100.00	100.00	100.00	100.00
September 2010	100.00	100.00	100.00	100.00
October 2010	100.00	100.00	100.00	100.00
November 2010	100.00	100.00	100.00	100.00
December 2010	100.00	100.00	100.00	100.00
January 2011	100.00	100.00	100.00	90.44
February 2011	100.00	100.00	100.00	79.98
March 2011	100.00	100.00	100.00	69.83
April 2011	100.00	100.00	100.00	60.01
May 2011	100.00	100.00	100.00	50.51
June 2011	100.00	100.00	97.64	41.35
July 2011	100.00	100.00	88.87	32.52
August 2011	100.00	100.00	80.34	24.02
September 2011	100.00	100.00	72.05	15.87
October 2011	100.00	100.00	64.00	0.00
November 2011	100.00	100.00	56.20	0.00
December 2011	100.00	100.00	48.64	0.00
January 2012	100.00	95.23	41.33	0.00
February 2012	100.00	87.52	34.27	0.00
March 2012	100.00	79.96	27.47	0.00
April 2012	100.00	72.55	20.92	0.00
May 2012	100.00	65.28	14.63	0.00
June 2012	100.00	58.17	0.00	0.00
July 2012	98.98	51.22	0.00	0.00
August 2012	91.39	44.75	0.00	0.00
September 2012	83.83	38.42	0.00	0.00
October 2012	76.32	32.25	0.00	0.00
November 2012	68.85	26.22	0.00	0.00
December 2012	61.43	20.34	0.00	0.00
January 2013	54.05	14.62	0.00	0.00
February 2013	46.72	0.00	0.00	0.00
March 2013	39.43	0.00	0.00	0.00
April 2013	32.19	0.00	0.00	0.00
May 2013	24.99	0.00	0.00	0.00
June 2013	17.84	0.00	0.00	0.00
July 2013	0.00	0.00	0.00	0.00
Weighted Average Life(1)	4.54	4.03	3.41	2.85

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

DESCRIPTION OF THE NOTES:

•	The sixth paragraph under “Description of the Notes—Payments of Principal” should read:

On the final scheduled payment date for a class of notes, the principal amount of that class of notes, to the extent not previously paid, will be due. The final scheduled payment dates for each class of notes are as follows:

•	the principal amount of the Class A-1 Notes, to the extent not previously paid, will be due on the payment date in August 2009;

•	the principal amount of the Class A-2 Notes, to the extent not previously paid, will be due on the payment date in September 2011;

•	the principal amount of the Class A-3 Notes, to the extent not previously paid, will be due on the payment date in April 2013;

•	the principal amount of the Class A-4 Notes, to the extent not previously paid, will be due on the payment date in April 2014; and

•	the principal amount of the Class B Notes, to the extent not previously paid, will be due on the payment date in January 2016.

UNDERWRITING:

•	The row titled “Total” in the first table under “Underwriting” should read:

	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
Total	$186,000,000	$240,000,000	$199,000,000	$125,000,000